UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HARTE HANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTE HANKS, INC. 2800 Wells Branch Parkway Austin, Texas 78728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD July 22, 2020

As a stockholder of Harte Hanks, Inc., a Delaware corporation (the "Company"), you are hereby given notice of, and invited to virtually attend the Company's 2020 annual meeting of stockholders (the "Annual Meeting"), which will be held virtually, exclusively via a live audio webcast on Wednesday, July 22, 2020, at 9:00 a.m.  Eastern Daylight Time, for the following purposes:

Proposal	Board Recommendation
I. Election of six (6) Board nominees, each to serve until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified;	FOR
II. To consider and vote upon the approval (on a non-binding advisory basis) of the compensation of our named executive officers;	FOR
III. To consider and vote upon the approval of the Company's 2020 Equity Incentive Plan;	FOR

IV. To consider and vote upon the ratification of the selection of Moody, Famiglietti & Andronico, LLP as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2020; and

FOR
V. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.	FOR

The Board of Directors has fixed the close of business on June 11, 2020, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and, subject to applicable law and the provisions of our by-laws, any adjournment or postponement thereof. Only holders of record as of such date will be entitled to attend and vote at the Annual Meeting.  For more information, please refer to the enclosed proxy statement.

The enclosed proxy statement and our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2019 (which we are distributing in lieu of a separate annual report to stockholders) are available on our website at www.hartehanks.com, under the heading “Financials & Filings” in the “Investors” section of our website. The proxy statement for the 2019 annual meeting of stockholders is also available on the same section of our website. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statements and Form 10-Ks at www.hartehanks.com.

Your vote is important, and we urge you to review the accompanying materials carefully and to submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting.  Submitting a vote before the Annual Meeting will not preclude you from voting your shares virtual Annual Meeting should you decide to join the webcast.

Thank you for your continued interest and support.

By Order of the Board of Directors, Andrew B. Benett Executive Chairman and Chief Executive Officer Austin, Texas

June 16, 2020

Dear Fellow Stockholders:

On behalf of the independent directors of the Company, we thank you for your investment in Harte Hanks. The Board is committed to building long term value in the Company.

Over the past year, the Board implemented significant changes designed to position the Company for sustainable profitability. We made leadership, operational and strategic changes to improve client retention, cost reductions, executive compensation and corporate governance. These changes were necessary to strengthen our foundation. We look forward to continuing to work together with our revitalized leadership team to build a healthier Harte Hanks.

Board Independence/Accountability

As part of our 2018 board restructuring, we implemented an immediate declassification rather than a rolling one, enhancing the Board’s accountability to shareholders. Moreover, demonstrating our commitment to shareholder interests, we made further governance improvements by amending our bylaws to implement majority voting in uncontested director elections, with a plurality carve out for contested elections. We continuously review our corporate governance structure and from time-to-time consider implementing any changes that are considered "best practices."

In connection with this on-going review, the Nominating and Corporate Governance Committee recommended that the Board decrease its size to better reflect the size of the company and allow it to act more nimbly in an ever-changing environment. Upon such recommendation, the Board determined that at the conclusion of the annual meeting the size of the Board would be decreased from seven (7) to six (6) directors.

Compensation Alignment

The Board continues to seek to align our executive compensation levels with our financial and stock price performance.

Existing Customer Retention & Growth

Client retention and growing new business sales remain top priorities. We have also increased executive contact with clients and new business prospects. Our client base is enthusiastically supportive of the Company, our people, and the work we do for them. Additionally, our efforts this year to build a sales pipeline across all our core services is beginning to pay off with a larger pipeline and new business wins in each core service.

Cost Reductions and Liquidity

In 2019, we commenced a well-coordinated and board-supported effort to evaluate and right-size our cost structure proportional to the Company’s revenue. In furtherance of such efforts, the Company has taken numerous actions to achieve cost savings, focusing on aggressive, but surgical, reduction of costs via two substantial internal reorganizations. Specifically, our cash and expense saving measures concentrated primarily on cuts in capital expenditures, tightened hiring procedures, and reduced non-essential travel and client entertainment expenses. Such cost savings measures have proven successful, solidifying our liquidity position. In the first quarter of 2020, we announced that we achieved $22 million in cost savings. We also publicly disclosed the receipt of over $20.0 million in cash from tax refunds and a $5.0 million earn-out payment from the sale of a business in early 2018.

Your vote is important to us, and whether or not you plan to virtually attend the Annual Meeting, we strongly encourage you to submit your vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued support.

Sincerely,

Andrew B. Benett

Executive Chairman of the Board

and Chief Executive Officer

PROXY STATEMENT TABLE OF CONTENTS

Independent Auditor Fees and Services	33
OTHER BUSINESS	34
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING	35
Appendix A: 2020 EQUITY INCENTIVE PLAN	36

HARTE HANKS, INC.

2800 Wells Branch Parkway

Austin, Texas 78728

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 22, 2020

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harte Hanks, Inc. for use at our virtual 2020 annual meeting of stockholders (the “Annual Meeting”). In this proxy statement, references to “Harte Hanks,” the “Company,” “we,” “us,” “our” and similar expressions refer to Harte Hanks, Inc., unless the context of a particular reference provides otherwise. We refer to various websites in this proxy statement. Neither the Harte Hanks website nor any other website included in this proxy statement is intended to function as a hyperlink, and the information contained on such websites is not a part of this proxy statement.

GENERAL INFORMATION

2020 Annual Meeting Date and Location

The Annual Meeting will be held on Wednesday, July 22, 2020 at 9:00 a.m. Eastern Daylight Time online via a live webcast at http://www.virtualshareholdermeeting.com/HHS2020, or at such other time and place to which the Annual Meeting may be adjourned or postponed. References in this proxy statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

Delivery of Proxy Materials

Mailing Date

The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is June 16, 2020.

Important Notice Regarding Availability of Proxy Materials For 2020 Annual Meeting

We are mailing all stockholders this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”). The proxy statement and our Annual Report are also available on our website at www.hartehanks.com, under “Annual Reports & Proxies” in the “Financials & Filings” subsection of the “Investors” section.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates that election.

Stockholders Sharing an Address

Registered Stockholders - Each registered stockholder (you are a registered stockholder if you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A.) will receive one copy per account even if at the same address, unless the affected stockholder has provided contrary instructions. If your household would like to receive duplicate rather than single mailings in the future, please write to the Company at 2800 Wells Branch Parkway, Austin, Texas 78728 (Attention: Secretary), or call 512-434-1100.

Street-name Stockholders - Most banks and brokers are delivering only one copy of the Annual Report and proxy statement to consenting street-name stockholders (you are a street-name stockholder if you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee, or (if offered) by checking the appropriate box on the voting instruction card sent to them. Similarly, most street-name stockholders who are receiving multiple copies of the Annual Report and proxy statement at a single address may request that only a single set of such materials be sent to them in the future by checking the appropriate box on the voting instruction card sent to them or by contacting their bank, broker or other nominee.

Voting

Stockholders Entitled to Vote

The record date for determining the common stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof was the close of business on June 11, 2020 (the “Record Date”). As of May 20, 2020 we had 6,441,752 shares of common stock issued and outstanding, which were held by approximately 1,198 holders of record. We will file a current report on Form 8-K disclosing the amount of shares of common stock issued and outstanding, and the number of record holders as of the Record Date. Please refer to “Security Ownership of Management and Principal Stockholders” for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section. Record Date stockholders are entitled to one vote for each share of common stock owned as of the Record Date. For a period of at least ten days prior to the virtual Annual Meeting, a complete list of stockholders entitled to vote at the virtual Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours at our corporate headquarters located at 2800 Wells Branch Parkway, Austin, Texas 78728.

Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Andrew B. Benett (Executive Chairman and Chief Executive officer) and Ms. Laurilee Kearnes (Chief Financial Officer), each with full powers of substitution and resubstitution, as the management proxy holders for the Annual Meeting. Your shares will be voted in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or online, as applicable. For stockholders who have their shares voted by duly submitting a proxy online, by mail or telephone, the management proxy holders will vote all shares represented by such valid proxies as specified by such holder, and if not specified, in accordance with the Board’s recommendations:

•	Proposal I (Election of Directors) - FOR the election of each of the persons named under “Proposal I-Election of Directors” as nominees for election as directors; and
•	Proposal II (Say on Pay) - FOR the proposal approving (on a non-binding advisory basis) the compensation of the Company’s named executive officers for 2019; and
•	Proposal III (Approval of the Harte Hanks, Inc. 2020 Equity Incentive Plan) - FOR the proposal to approve the Harte Hanks, Inc. 2020 Equity Incentive Plan; and
•

Proposal IV (Ratification of the Selection of Independent Registered Public Accounting Firm) - FOR the proposal to ratify the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ended December 31, 2020.

As of the date of printing of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in accordance with their discretion.

Quorum; Required Votes

The virtual presence at the Annual Meeting, including by proxy, of holders of a majority of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each vote represented at the Annual Meeting virtually or by proxy will be counted toward a quorum. Abstentions and broker “non-votes” (which are described below) are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting may be adjourned or postponed from time to time until a quorum is obtained.

Under the current rules of the New York Stock Exchange (“NYSE”), brokers holding shares of record for a customer have the discretionary authority to vote on some matters if the brokers do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also non-discretionary matters for which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

•

Proposal I (Election of Directors) - To be elected in an uncontested election, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy (i.e., the number of votes “for” such director’s election constitutes more than the number of votes “withheld” with respect to such director’s election). In a contested election, directors are elected by a plurality of votes cast virtually or by proxy. The election of directors at the Annual Meeting will be uncontested. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Pursuant to our Bylaws, each nominee who is a current director has submitted an irrevocable resignation as a director, which resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.

•

Proposal II (Say on Pay) - Approval of the non-binding advisory resolution on compensation of our named executive officers requires the approval of a majority of the shares represented virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

•	Proposal III (Approval of the Hante Hanks, Inc. 2020 Equity Incentive Plan) - Approval of the Harte Hanks, Inc. 2020 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast on the matter at the Annual Meeting electronically or by proxy. Abstentions are treated as shares represented virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
•

Proposal IV (Ratification of the Selection of Independent Registered Public Accounting Firm) - Ratification of the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ended December 31, 2020 requires the affirmative vote of the majority of the votes cast at the Annual Meeting electronically or by proxy. Broker non-votes can be counted on and voted on Proposal IV because it is considered a “routine” matter under the rules of the NYSE.

Submission of Proposal IV (Ratification of the Selection of Independent Registered Public Accounting Firm) for ratification by our stockholders is not legally required. However, the Board and its Audit Committee believe that such submission is an opportunity for stockholders to provide feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2020, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee. The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the Company’s independent auditors. Ratification by the stockholders of the selection of Moody, Famiglietti & Andronico, LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during fiscal 2020 or thereafter.

Voting Procedures

Registered Stockholders - Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope.
•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•

Online. You may submit a proxy online using the website listed on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Online voting facilities will close and no longer be available on the date and time specified on the proxy card.

•

Electronically. You may vote electronically at the Annual Meeting by following instructions at the virtual Annual Meeting and completing an electronic ballot online; however, virtually attending the Annual Meeting without completing a ballot will not count as a vote.

Street-name Stockholders - Street-name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope.
•

By Methods Listed on the Proxy Card. Please refer to the enclosed proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or online, following the instructions on the proxy card or other information provided by your bank, broker or other nominee.

•

Virtually with a “Legal” Proxy from the Record Holder. A street-name stockholder who wishes to vote his or her shares electronically at the Annual Meeting will need to obtain a “legal” proxy from their bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a “legal” proxy in order to vote electronically vote at the Annual Meeting.

If you need assistance in voting your shares, please call 1-512-434-1100 no later than the date before the Annual Meeting.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Annual Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:

•	timely delivery of a valid, later-dated executed proxy card;
•	timely submitting a proxy with new voting instructions using the telephone or online voting system;
•

virtually attending the webcast of the Annual Meeting and completing an electronic ballot; however, virtually attending the Annual Meeting without completing an electronic ballot will not revoke any previously submitted proxy; or

•

filing an instrument of revocation received by the Secretary of Harte Hanks, Inc. at the Company’s office at 2800 Wells Branch Parkway, Austin, Texas 78728, by 2:00 p.m., Central Daylight Time, on Tuesday, July 21, 2020.

Your latest dated proxy card or telephone or internet proxy will be the one that is counted.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Attending the Annual Meeting Virtually

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.  Only record or beneficial owners of Harte Hanks common stock as of the Record Date may attend the virtual Annual Meeting, vote their shares and submit online questions.

    Stockholders may access the meeting by visiting http://www.virtualshareholdermeeting.com/HHS2020, and using the 16-digit control number included on the Notice of Annual Meeting, on the proxy card or on the instructions accompanying the proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. (EDT), and you should allow ample time for check-in procedures.

    If you wish to submit a question at the Annual Meeting, you may do so in advance at http://www.virtualshareholdermeeting.com/HHS2020, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

Solicitation Expenses

We will bear all costs incurred in the preparation, assembly, mailing and solicitation of proxies by our Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Additionally, the Board has retained Saratoga Proxy Consulting, LLC, a proxy solicitation firm, who may solicit proxies on the Board’s behalf. We will pay Saratoga Proxy Consulting, LLC an estimated fee not to exceed $7,500 plus costs and expenses. Saratoga Proxy Consulting, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors, officers, and persons who own more than 10% of a registered class of our equity securities (collectively the "Reporting Persons"), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders.

To our knowledge, based solely on our review of the copies of Section 16(a) reports provided to us by such Reporting Persons, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, or written representations from certain Reporting Persons we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2019, except that one Form 3 and one Form 4 for Mr. Andrew Benett, were filed late and three Form 4s (reporting one grant and settlement of two phantom stock grants in cash) for Ms. Kearnes were filed late. The failure to file the Form 3 and Form 4s was inadvertent on the part of the Company’s officers and directors. The Company has enhanced its compliance system and level of awareness in order to ensure timely filings moving forward.

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, as a smaller reporting company, we are allowed to take advantage of specified exemptions and reduced disclosure obligations, including with respect to executive compensation disclosure, in our periodic reports and proxy statements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our current directors as of July 22, 2020:

Name	Age
Andrew B. Benett	50
Evan Behrens	50
David L. Copeland	64
John H. Griffin, Jr.	59
Melvin L. Keating*	73
Maureen E. O’Connell	58
Alfred V. Tobia, Jr.	55

*Will not stand for re-election at the 2020 Annual Meeting.

Members of the Board are elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of the Company’s stockholders. In connection with its on-going review of the Company's corporate governance structure, the Nominating and Corporate Governance Committee recommended that the Board decrease its size to better reflect the size of the company and allow it to act more nimbly in an ever-changing environment.  Upon such recommendation, the Board determined that at the conclusion of the annual meeting the size of the Board would be decreased from seven (7) to six (6) directors. All current members of the board have been nominated for re-election other than Mr. Keating who will not stand for re-election as a result of the decrease in the size of the Board.

Andrew B. Benett was appointed as the Company’s Executive Chairman and Chief Executive Officer in November of 2019.  Mr. Benett has over 20 years of experience in effecting business transformation within marketing services, consulting and corporate organizations. Prior to his appointment, Mr. Benett served as Global Chief Commercial Officer of Bloomberg Media from June of 2015 to September 2019, where his responsibilities included advertising sales, marketing services, events, consulting, integrated franchises, and innovation. Previously, Mr. Benett spent 13 years working for Havas Creative Group, a leading marketing communications network. While working for Havas Creative group, Mr. Benett served as Global Chief Strategy Officer of Euro RSCG Worldwide from 2004 to 2010, until he was promoted to Global Chief Executive Officer of Arnold Worldwide in 2010, and to global CEO of Havas Creative Group in 2013. Prior to joining Euro RSCG Worldwide, Mr. Benett was EVP, Executive Director, Strategy and Innovation, at FutureBrand. He began his advertising career at McCann-Erickson in strategic planning. Mr. Benett sits on the Board of Directors of Viad Corp (NYSE: VVI) and is a Henry Crown Fellow at the Aspen Institute. Mr. Benett received his B.F.A. in art history with a minor in psychology from Georgetown University.

As our Executive Chairman and Chief Executive Officer, Mr. Benett provides valuable insight to the Board on our day-to-day operations. In addition, Mr. Benett's significant experience with marketing services and consulting organizations, and specifically his experience in effecting transformations of such organizations, provide the Board with valuable insight as the Company effects its various restructuring and reorganization plans to return to profitability.

Evan Behrens has served as a director of Harte Hanks since March 2019. Mr. Behrens currently serves as Managing Partner of B Capital Advisors, LLC, an investment firm and he is also the managing member of Behrens Investment Group. Previously, Mr. Behrens served as Senior Vice President of Business Development at SEACOR Holdings from January 2008 to May 2017, where he served as the Chairman of the Board of Trailer Bridge Inc. and was the Managing Member of Illinois Corn Processors Inc. Prior to joining SEACOR Holdings, Mr. Behrens served as a partner at Level Global Investors and, prior to that, founded and managed B Capital Advisors (formerly Behrens Rubinoff Capital Partners). Mr. Behrens has previously worked as a Senior Portfolio Manager at SAC Capital managing both equity and credit portfolios and contributed in a research capacity at Odyssey Partners/Ulysses Management. Mr. Behrens currently serves on the boards of directors of Oppenheimer Holdings Inc. Previously, Mr. Behrens served as a board member of Continental Insurance Group, Ltd, Penford Corporation, Global Marine Systems Limited, Stemline Therapeutics and Sidewinder Drilling LLC. Mr. Behrens obtained an A.B. degree in Political Science from the University of Chicago.

We believe Mr. Behrens’s qualifications for our Board include his professional experience in investments and business development and his extensive experience as a director on the boards of both public and private companies.

David L. Copeland  has served as a director of Harte Hanks since 1996.  He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980, and currently serves as its President.  Since 1998, he has served as a director of First Financial Bankshares, Inc., a financial holding company.  Currently, he serves on the executive and nominating committees and is also the audit committee chairman of First Financial Bankshares.

We believe that Mr. Copeland’s qualifications for our board include his experience serving on various committees for a publicly traded financial holding company.  We also believe he offers us extensive knowledge of financial instruments, financial and economic trends and accounting expertise from serving as president of SIPCO, Inc. and on the audit committee of First Financial Bankshares.  Mr. Copeland, a certified public accountant and a chartered financial analyst, would qualify as a financial expert for our audit committee.

John H. “Jack” Griffin, Jr. has served as a director of Harte Hanks since July 2018.  From April to December of 2019, he served as Vice Chairman and Chairman of the Operations Committee of Harte Hanks.  Prior to that, he was a member of the Harte Hanks Office of the Chief Executive Officer (the “Office of the CEO”) from August 2018 to January 2019. Mr. Griffin is currently the Chairman of Dennis Publishing in New York and London, a position has held since October 2018.  He served as Managing Director at Oaklins DeSilva+Phillips, an advisory firm in New York City focused on mid-market M&A transactions, valuations and restructurings for firms in media, marketing services, information, education and health care communications from 2016-2018. Previously, as CEO and director of Tribune Publishing Company (from 2014-2016), Mr. Griffin led the spin-off of the Newspaper Division from Tribune Company into a separate publicly traded company. Before Tribune, Mr. Griffin founded and served as CEO of Empirical Media LLC, a consulting firm that assisted legacy media companies with digital transition, restructuring and strategic planning, from 2012-2014. Mr. Griffin was previously CEO of Time Inc. and spent a dozen years at Meredith Corporation in senior executive capacities.

We believe that Mr. Griffin’s qualifications for our Board include his proven success as both an operator of an advisor to companies undergoing restructuring and reengineering solutions, along with his demonstrated record achieving and exceeding financial targets in demanding private and public company environments. In addition, the experience Mr. Griffin gained as a member of the Office of the CEO will enable him to provide the Board with additional insight into the Company’s operations, strategic initiatives and personnel.

Melvin L. Keating has served as a director of Harte Hanks since July 2017. Mr. Keating is currently a consultant, and as such has provided investment advice and other services to private equity firms since November 2008. Since September 2015, he has been a director of Agilysys Inc., a leading technology company that provides innovative software for point-of-sale (POS), property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. Additionally, Mr. Keating serves as a director and member of the audit committee of Vitamin Shoppe, Inc., a vitamin and health supplement retailer. Mr. Keating also currently serves as a director of MagnaChip Semiconductor Corp., a designer and manufacturer of analog and mixed-signal semiconductor products for consumer, communication, computing, industrial, automotive and IoT applications. From 2005 to October 2008, he served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a manufacturer and seller of semiconductors. During the course of his career, Mr. Keating also previously served on the boards of directors of the following public companies: Red Lion Hotels Corp, where he was Chairman of the Board; API Technologies Corp.; Integrated Silicon Solutions Inc.; Tower Jazz Semiconductor Ltd.; Integral Systems, Inc.; White Electronic Designs Corp.; Crown Crafts Inc.; Bitstream, a/k/a Marlborough Software Development; Plymouth Rubber Co.; Price Legacy Corp.; InfoLogix, Inc.; LCC International, Inc.; Aspect Medical Systems Inc.; ModSys International Ltd.; and SPS Commerce.

Maureen E. O’Connell has served as a director of Harte Hanks since June 2018. From 2007 through 2017, Ms. O’Connell served as the EVP, chief administrative officer and CFO of Scholastic Corporation, a publishing, education and media company. From 2005 to 2006, she was EVP and CFO at Affinion Group, Inc., a marketer of membership, insurance and loyalty programs. Ms. O’Connell previously held a series of progressively more responsible positions, including president and COO and EVP, CFO and chief administrative officer at Gartner, Inc., a technology research and advisory firm. Ms. O’Connell has also had additional senior management positions including EVP and CFO at Barnes & Noble, VP & CFO at Publishers Clearing House, SVP of finance and marketing analysis at BMG Direct, and SVP & CFO at Primedia, Inc. Ms. O’Connell also previously served as a director and audit committee chair of Sucampo Pharmaceuticals, Inc. and Beazer Homes.

We believe that Ms. O’Connell’s qualifications for our Board include her senior leadership experience in finance, operations and technology, including in particular her current and previous experience as a chief financial officer for public companies, as well as her leadership positions in several marketing service companies. This experience also qualifies Ms. O’Connell as a financial expert for our Audit Committee.

Alfred V. Tobia, Jr. has served as a director of Harte Hanks since July 2017, and Chairman since June 2018. Mr. Tobia is a co-founder and portfolio manager for Sidus Investment Management, LLC and its affiliates, in which capacity he oversees the management of the Sidus equity funds and provides analysis to the firm’s credit fund. Mr. Tobia was previously a senior managing director and supervisory analyst (1996 to 2000) within the data networking and telecommunication equipment sectors at Banc of America Securities (formerly Montgomery). From 1992 to 1996, he was a senior analyst at Wertheim Schroeder & Co., focusing on PC and entertainment software, data networking and special situations. Prior to that, Mr. Tobia was an analyst at Mabon Nugent & Co. (1986 to 1992), covering various sectors of technology.

Mr. Tobia has extensive financial experience in both public and private companies and executive experience through the management of a small-cap investment fund. Mr. Tobia's background and insights provide valuable expertise in corporate finance, strategic planning, and capital and credit markets. We believe Mr. Tobia’s qualifications for our Board include his extensive financial experience and his executive and management experience.

The following persons are our current executive officers and hold the positions set forth below:

Name	Age	Principal Position
Andrew B. Benett	50	Executive Chairman and Chief Executive Officer
Andrew P. Harrison	49	President
Laurilee Kearnes	49	Chief Financial Officer
Brian Linscott	47	Chief Operating Officer

For biographical information about Andrew B. Benett, our Executive Chairman and Chief Executive Officer, see the table above in this "Directors and Executive Officers" section.

Andrew P. Harrison has served as our President since January 2019. In connection with the resignation of Timothy “Bant” Breen, Mr. Harrison served as the Company’s principal executive officer from May 10, 2019 to November 18, 2019. Mr. Harrison previously served as our Executive Vice President and Chief Human Resources Officer and led our contact center services. Mr. Harrison has worked in a variety of human resources and operational management and leadership roles for Harte Hanks for over 20 years.

Laurilee Kearnes has served as the Company’s Chief Financial Officer since November 15, 2019.  Ms. Kearnes previously served as the Company’s Principal Accounting Officer and Vice President, Finance and Controller from August 2018 to November of 2019. Ms. Kearnes has over 20 years of experience in accounting and finance roles, including the last 16 years with Harte Hanks in various positions including Group Controller, VP Finance, and Group VP Finance, Accounting Shared Services. Ms. Kearnes started her career in public accounting and held accounting positions with Nutraceutical Corp. and Brooks Automation prior to joining the Company. She holds a Bachelor of Science in Accounting and a Master of Accounting from Utah State University.

Brian Linscott was appointed as our Chief Operating Officer effective January of 2020. Mr. Linscott has nearly two decades of experience advising clients and C-level executives on strategy, operational improvements to drive topline growth, acquisitions, corporate development and capital structure across a variety of industries including media, manufacturing, and transportation. From 2015 to 2019, he served as Partner at BR Advisors where he led the operational improvement of radio and printing companies, developed new partnerships, and facilitated asset transactions. He also served as Operating Partner at Traverse Pointe Partners since 2014, where he advised a private equity fund on financial and operational assessment of equity investments and developed a post-acquisition, operational strategies to create shareholder value. From 2013 to 2015, Brian served as Managing Director at Huron Business Advisory where he managed client relationships, oversaw consulting teams, and developed new business opportunities. From 2009 to 2012, Brian served as Chief Financial Officer / Senior Vice President at Sun Times Media, LLC where he created and executed a restructuring plan that led to a meaningful EBITDA improvement in two years and managed working capital to enhance cash flow. Mr. Linscott received his B.S. in Finance from the University of Illinois, Urbana.

CORPORATE GOVERNANCE

We believe that strong corporate governance helps to ensure that our company is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices, the applicable federal securities laws regarding corporate governance, and the corporate governance standards of the NYSE, the stock exchange on which our common stock is listed to ensure compliance with all applicable laws and regulations and will contemplate any changes to what is considered best practices for corporate governance even if such changes are not required by relevant laws and regulations. This review is part of our continuing effort to enhance our corporate governance and to communicate our governance policies to stockholders and other interested parties.

You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Principles, Business Conduct Policy, Code of Ethics and certain other policies and procedures on our website at www.hartehanks.com under the “Corporate Governance” section of our “Investors” tab.  Additionally, stockholders can request copies of any of these documents free of charge by writing to the following address:

Harte Hanks, Inc. (Attention: Secretary)

2800 Wells Branch Parkway

Austin, Texas 78728

From time to time, these governance documents may be revised in response to changing regulatory requirements, our evaluation of evolving best practices and industry norms and input from our stockholders and other interested parties. We encourage you to check our website periodically for the most recent versions.

Board of Directors and Board Committees

Our business is managed under the direction of our Board. The Board elects the principal executive officer and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance. The Board, with the assistance of the Compensation Committee, also assists in planning for the succession of the principal executive officer and certain other key positions. In addition, the Board oversees the conduct of our business and strategic plans to evaluate whether the business is being properly managed, and reviews and approves our financial objectives and major corporate plans and actions. Through the Audit Committee, the Board reviews and approves significant changes in the appropriate auditing and accounting principles and practice and provides oversight of internal and external audit processes, financial reporting and internal controls.

Our Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee, which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors and current copies of these charters are posted on our website, http://investors.hartehanks.com/corporate-governance. The information on our website is not incorporated by reference and is not part of this proxy statement.

In connection with its on-going review of the Company's corporate governance structure, the Nominating and Corporate Governance committee recommended that the Board decrease its size to better reflect the size of the company and allow it to act more nimbly in an ever-changing environment. Upon such recommendation, the Board determined that at the conclusion of the annual meeting the size of the Board would be decreased from seven (7) to six (6) directors.

Majority Voting Provisions of the Company's Bylaws

On July 17, 2019, the Board adopted Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Bylaws of the Company. The Amendment amends Article I, Section 8 of the Bylaws to provide for the resignation of any director who fails to receive a majority of votes cast in favor of his or her election at an annual meeting of the stockholders (assuming that the election is uncontested) (the “Majority Voting Provision”). Under the Majority Voting Provision, each nominee who is a current director is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, is required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board is required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director.

In connection with the adoption of the Amendment, the Board also adopted revisions to the Company’s Corporate Governance Principles and Nominating and Corporate Governance Committee Charter to implement the Majority Voting Provision and set forth the procedures governing the resignation of directors who do not receive a majority of the votes cast in an uncontested election.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2019, the Audit Committee was composed of Melvin L. Keating, Maureen E. O’Connell and Evan Behrens. All are non-employee members of our Board. Mr. Keating was the Audit Committee Chair and he was considered an “audit committee financial expert,” as currently defined under the SEC and NYSE rules and that each other member of the committee is financially literate as required under the NYSE standards.

Our Board has determined that Mr. Keating, Ms. O’Connell and Mr. Behrens are independent within the meaning of the applicable SEC rules and the listing standards of the NYSE as such requirements apply to members of audit committees.

In May 2020, in connection with the decision to decrease the size of the board, the Company re-designated the membership of all board committees. The Audit Committee is presently comprised of Maureen O’Connell, Evan Behrens and Jack H. Griffin, Jr. Ms. O’Connell serves as the Audit Committee Chair and she is considered an “audit committee financial expert,” as currently defined under the SEC and NYSE rules. Our Board has determined that Ms. O’Connell, Mr. Behrens and Mr. Griffin are independent within the meaning of the applicable SEC rules and the listing standards of the NYSE as such requirements apply to members of audit committees.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight of (1) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) the qualifications and independence of our independent auditors, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements.

The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Management, including the internal audit staff, or outside provider of such services, and the independent registered public accounting firm have more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

Compensation Committee

From January 1, 2019 to March 1, 2019, the Compensation Committee was composed of Melvin L. Keating, Maureen E. O’Connell and Martin F. Reidy. Following March 1, 2019, the Compensation Committee was composed of Melvin L. Keating, Maureen E. O’Connell and Jack Griffin, Jr., all of whom continue to serve on the committee.  Ms. O’Connell is our Compensation Committee Chair.

In May 2020, in connection with the decision to decrease the size of the board, the Company re-designated all of the board committees. The Compensation Committee is presently comprised of Jack H. Griffin, Jr., Maureen O’Connell and Alfred V. Tobia, Jr. Mr. Griffin serves as the Compensation Committee Chair.

The primary functions of the Compensation Committee are to (1) review and approve corporate goals and objectives relevant to principal executive officer compensation, evaluate the principal executive officer’s performance in light of those goals and objectives, and together with the other independent directors (as directed by the Board), determine and approve the principal executive officer’s compensation level based on this evaluation, (2) review and recommend to the Board (as directed by the Board) non-principal executive officer compensation, incentive-compensation plans and equity-based plans, and (3) to the extent such disclosure is required, review and discuss with management the Company’s “Compensation Discussion and Analysis” and produce a committee report on executive compensation as required by the SEC to be included in our annual proxy statement or Annual Report on Form 10-K filed with the SEC.

Nominating and Corporate Governance Committee

During 2019, the Nominating and Corporate Governance Committee was composed of Maureen E. O’Connell, Jack H.Griffin, Jr. and Evan Behrens. In May 2020, in connection with the decision to decrease the size of the board, the Company re-designated all of the board committees. The Nominating and Corporate Governance Committee is presently comprised of Evan Behrens, Jack Griffin, Jr. and Alfred V. Tobia, Jr.  Mr. Tobia, Jr. is our Corporate Governance Committee Chair.

The primary functions of the Governance Committee are to (1) develop, recommend to the Board, implement and maintain our company’s corporate governance principles and policies, (2) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (3) recommend that the Board select the director nominees for the next annual meeting of stockholders, (4) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees, and (5) oversee the evaluation of the Board and management.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for managing the process for the nomination of new directors and considers nominations from its stockholders made pursuant to Sections 1.3 and 2.10 of our Fifth Amended and Restated By-Laws (the “Bylaws”). The Nominating and Corporate Governance Committee may identify potential candidates for first-time nomination as a director using a variety of sources, including recommendations from current Board members, our management, stockholders or contacts in communities served by Harte Hanks, or by conducting a formal search using an outside search firm selected and engaged by the Nominating and Corporate Governance Committee.

Following the identification of a potential director nominee, the Nominating and Corporate Governance Committee commences an inquiry to obtain sufficient information on the background of such potential new director nominee. Included in this inquiry is an initial review of the candidate with respect to whether the individual would be considered independent under NYSE and SEC rules and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Compensation Committee. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including independence, diversity, age, skills, background and experience, financial acumen, availability of service to Harte Hanks, tenure of incumbent directors on the Board and the Board’s anticipated needs. Candidates should also have the skills and fortitude to assess and challenge the current status quo and recommend alternative solutions; the independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities; an awareness of both the business and social environment in which the Company operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future and profitable growth of the Company. The Nominating and Corporate Governance Committee has determined that it is desirable for the Board to have variety in perspectives, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in determining the appropriate composition of the Board and identifying director nominees. However, the Company does not have a formal policy concerning diversity considerations, nor does the Company have any formal means of assessing the efficacy of its diversity considerations.

The Nominating and Corporate Governance Committee will consider potential nominees recommended by our stockholders taking into account the same characteristics considered for all other potential nominees. Stockholders may recommend candidates by writing to the Nominating and Corporate Governance Committee at the attention of our Secretary at Harte Hanks, Inc., 2800 Wells Branch Parkway, Austin, Texas 78728. Our Bylaws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Submission of Stockholder Proposals for 2020 Annual Meeting” and in our Bylaws. Stockholders wishing to submit nomination recommendations to the Nominating and Corporate Governance Committee should review Section 2.10 of our Bylaws in their entirety as the director nomination process described herein is incomplete.

Assuming a satisfactory conclusion to the Nominating and Corporate Governance Committee’s review and evaluation process, the Nominating and Corporate Governance Committee presents the candidate’s name to the Board for nomination for election as a director and, if applicable, inclusion in our proxy statement.

Board Meetings and Attendance

There were 11 meetings held by the Board of Directors during the fiscal year ended December 31, 2019. The Audit Committee had 4 meetings, the Compensation Committee had 6 meetings and the Nominating and Corporate Governance Committee had 3 meetings during the fiscal year ended December 31, 2019. Although the Company does not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend. During the fiscal year ended December 31, 2019, all current directors attended at least 75% of the Board and applicable committee meetings held.

Board Leadership Structure

Board leadership structures should vary for companies depending on their circumstances. We regularly evaluate whether to combine or separate the roles of principal executive officer and Chairman, especially in connection with changes in leadership. Upon the appointment of Mr. Benett as the Company’s Chief Executive Officer, the Board and Nominating and Corporate Governance Committee re-evaluated the Board’s leadership structure and determined that the most effective leadership structure at the present time is to have Mr. Benett serve as both Executive Chairman and Chief Executive Officer with a strong independent Director serving as the Lead Independent Director. The Board believes that, as the individual with primary responsibility for implementing the Company’s turnaround plan, Mr. Benett is best positioned to chair regular Board meetings and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. Furthermore, combining the roles of Chairman and CEO creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company.  The independent directors have elected Mr. Behrens as the Board’s Lead Independent Director. The Lead Independent Director, supported by the chairs of the independent committees of the Board, is responsible for assessing the performance of the Executive Chairman and Chief Executive Officer and protecting against potential management conflicts. The Board has adopted a Lead Independent Director Policy, which provides:

•

the Board shall conduct an annual evaluation of whether to combine (or continue combining, as the case may be) the roles of Chairman of the Board and principal executive officer, with a view to ensuring significant independent oversight of management;

•	when the Chairman of the Board is also the principal executive officer, the independent members of the Board shall elect one of the independent Directors to serve as Lead Director for a one-year term;
•	at each regular meeting of the Board, the independent directors shall meet in executive session; and
•

the Lead Independent Director shall have the following powers and duties: (1) presiding over all meetings of the Board at which the Chairman of Board is not present; (2) presiding over executive sessions of independent and/or non-management directors; (3) calling meetings of the independent directors; and (4) serving as a liaison between the Chairman of the Board and the independent directors if so requested.

The non-employee members of the Board have historically met in executive session outside the presence of any management director at every regular meeting of the Board, and as needed at special meetings. The Board also holds executive sessions with only independent directors as needed, and at least once annually. We believe having a substantial majority of independent, experienced directors comprising our Board benefits the Company and its stockholders by providing strong oversight and advice on the issues facing the Company.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Harte Hanks and its stockholders. Our corporate governance guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate, in light of the results of evaluations or business needs.

Executive Sessions

Our Corporate Governance Principles provide that the non-management members of the Board will hold regular executive sessions in connection with regular Board meetings to consider issues that they may determine from time to time without the presence of any member of management. If the Chairman of the Board is not a member of management, the Chairman will chair each such session and report any material issues to the full Board. If the Chairman is a member of management, the Lead Independent Director serves as the chairman of the executive sessions. These sessions are currently presided over by our Lead Independent Director.  If the non-management directors include directors who are not “independent” under applicable NYSE and SEC rules, then the independent directors will hold an executive session at least once a year. The Chairman of the Board, if an independent director, will chair each such session and report any material issues to the full Board. If the Chairman is not an independent director, the Lead Independent Director serves as the chairman of such sessions.  These sessions are currently presided over by our Lead Independent Director.

Risk Oversight

Our Board is responsible for overseeing the risk management process. The Board focuses on our general risk management strategy and the most significant risks we face and ensures that management implements appropriate risk mitigation strategies. The Board is also apprised of particular risk management matters in connection with its general oversight and review of corporate matters.

In performing the risk management process, the Board reviews with management (1) our policies with respect to risk assessment and management of risks that may be material to us, (2) our system of disclosure controls and system of internal controls over financial reporting, and (3) our compliance with legal and regulatory requirements. The Board also reviews major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. For example, our Compensation Committee evaluates the risks associated with our compensation plans and policies, and our Audit Committee monitors risks relating to our financial controls and reporting. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. The leadership structure of our Board described above under the section heading “Board Leadership Structure” ensures that management is properly overseen by independent directors.

Management is responsible for day-to-day risk management. Our finance, treasury, general counsel and internal audit functions serve as the primary monitoring and testing groups for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operational levels, as well as compliance and reporting.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our Board, including any individual director or the directors as a group, by mailing such communications to Harte Hanks, Inc., Attn: Corporate Secretary, 2800 Wells Branch Parkway, Austin, Texas 78728. Such correspondence shall be addressed to the Board or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary or the secretary’s designee for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend.  All directors attended the 2019 annual meeting of stockholders and plan to virtually attend the 2020 Annual Meeting.

Code of Business Conduct and Ethics

We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Business Conduct Policy that applies to all of our directors, officers and employees, which promotes the fair, ethical, honest and lawful conduct in our business relationships with employees, customers, suppliers, competitors, government representatives, and all other business associates. In addition, we have adopted a Code of Ethics applicable to our Chief Executive Officer and all of our senior financial officers. The Business Conduct Policy and Code of Ethics form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments. The Business Conduct Policy forbids employees and directors from engaging in hedging activities with respect to our securities.

Both our Business Conduct Policy and our Code of Ethics are available on our website at www.hartehanks.com, under the “Corporate Governance” subsection of our “Investors” section. In accordance with NYSE and SEC rules, we intend to disclose any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Controller, by posting such information on our website at www.hartehanks.com within the time period required by applicable SEC and NYSE rules.

Certain Relationships and Related Transactions, and Director Independence

Director Independence

Our common stock is listed on the NYSE. As required under the listing standards of the NYSE, a majority of the members of the Board must qualify as “independent” as affirmatively determined by the Board. Our Board has affirmatively determined that the following five directors are independent within the meaning of the applicable NYSE listing standards: Messrs. Behrens, Griffin, Keating and Tobia, and Ms. O’Connell.  Upon the decrease in the size of the Board, the Board will continue to be comprised of a majority of independent members.

Additionally, our Board reviews related party transactions for potential conflict of interest issues and has adopted certain policies and procedures relating to its review, approval or ratification of any transaction in which Harte Hanks is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. As set forth in the Nominating and Corporate Governance Committee’s charter, except for matters delegated by the Board to the Audit Committee, all proposed related transactions and conflicts of interest should be presented to the Nominating and Corporate Governance Committee for its consideration. If required by law, NYSE rules or SEC regulations, such transactions must obtain Nominating and Corporate Governance Committee approval. In reviewing any such transactions and potential transactions, the Nominating and Corporate Governance Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Harte Hanks.

As part of the Board’s review, questionnaires are used on an annual basis (or when a new director is added) to gather input to assist the Nominating and Corporate Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Nominating and Corporate Governance Committee presented its 2019 findings to the Board on the independence of each of its non-employee directors, in each case in accordance with applicable federal securities laws and the rules of the NYSE. The Board determined that, other than in their capacity as directors, none of Messrs. Behrens, Griffin, and Tobia and Ms. O’Connell had a material relationship with Harte Hanks, either directly or as a partner, stockholder or officer of an organization that has a relationship with Harte Hanks. The Board further determined that (i) each of Messrs. Behrens, Griffin, and Tobia and Ms. O’Connell is otherwise independent under applicable NYSE listing standards for purposes of serving on the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and (ii) each of Messrs. Behrens, Griffin, and Tobia and Ms. O’Connell satisfied the additional audit committee independence standards under Rule 10A-3 of the SEC.

When assessing the materiality of a director’s relationship with us, if any, the Board considers all known relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. These documents also contain provisions that provide for the indemnification of our directors for third party actions and actions by or in the right of Harte Hanks that mirror Section 145 of the Delaware General Corporation Law.

In December 2019, the Company entered into an indemnification agreement with each of our directors and executive officers (the “Indemnification Agreements”). The Board determined that it is in the best interests of the Company and its stockholders to enter into Indemnification Agreements in order to attract and retain highly competent individuals to serve, or continue to serve, as directors and executive officers. The Indemnification Agreements, among other things, subject to certain exceptions, require the Company to indemnify, and advance expenses to, each director and executive officer to the fullest extent permitted by the laws of the State of Delaware, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of such person's services as a director or executive officer.

Our Certificate of Incorporation also states that Harte Hanks has the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of Harte Hanks or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned by (1) our “named executive officers” included in the Summary Compensation Table below, (2) each current Harte Hanks director, (3) each person known by Harte Hanks to beneficially own more than 5% of the outstanding shares of our common stock, and (4) all current Harte Hanks directors and executive officers as a group. Except as otherwise noted, (a) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (b) ownership is as of March 31, 2020, when 6,441,752 shares of our common stock were outstanding.

Name and Address of Beneficial Owner (1)(2)	Number of Shares of Common Stock	Percent of Class
Named Executive Officers
Andrew B. Benett	20,000	*
Timothy E. Breen	-	*
Andrew Harrison	14,190	*
Mark Del Priore	-	*
Laurilee Kearnes	1,000	*
Directors
Timothy E. Breen	-	*
Evan Behrens	17,500	*
David L. Copeland (3)	449,839	6.98%
John H. Griffin, Jr.	4,126	*
Melvin L. Keating	8,856	*
Maureen E. O’Connell	2,278	*
Alfred V. Tobia, Jr. (4)	15,646	2.70%

Other Known 5% Holders
Wipro LLC (5)	1,001,658	15.55%
William Blair & Company LLC (6)	661,118	10.26%
Houston H. Harte (7)	660,816	10.26%
Fondren Management LP (8)	592,000	9.19%
Westerly Holdings LLC (9)	796,500	12.36%
Dimensional Fund Advisors LP (10)	262,560	4.08%

All current directors and executive officers as a group (9 persons) (11)	533,435	8.13%

*	less than 1%.
(1)

The address of (a) Houston H. Harte is P.O. Box 17424, San Antonio, TX 78217, (b) Dimensional Fund Advisors, Inc. is 6300 Bee Cave Road, Building One, Austin, TX 78746, (c) Fondren Management LP is 1177 West Loop South, Suite 1625, Houston, Texas 77027, (d) Wipro LLC is 2 Tower Center Blvd, Suite 2200, East Brunswick, NJ 08816, (e) Westerly Holdings LLC, 201 Mission Street, Suite 580 San Francisco, CA 94105 and (f) each other beneficial owner is c/o Harte Hanks, Inc., 2800 Wells Branch Parkway, Austin, TX 78728.

(2)	Does not include shares that may be acquired upon the future exercise of options exercisable not within the next 60 days.
(3)

Includes the following shares to which Mr. Copeland disclaims beneficial ownership: (a) 3,800 shares held as custodian for unrelated minors for which Mr. Copeland is the sole custodian, (b) 47,218 shares that are owned by various trusts for which he serves as trustee or co-trustee and holds shared voting and dispositive power, (c) 306,246 shares owned by the Shelton Family Foundation, of which he is one of nine directors and an employee, and (d) an aggregate of 1,010 of the disclaimed shares are held in trusts of which the Reporting Person serves as the sole trustee and holds sole voting and investment power. Information relating to this stockholder is based on the stockholder’s Schedule 13D, filed with the SEC on December 5, 2019.

(4)

166,238 shares of common stock owned beneficially. Mr. Tobia owns directly 11,240 shares of common stock, and, as a Managing Partner of Sidus Investment Management, LLC, may be deemed to beneficially own (i) 29,733 shares of common stock owned directly by Sidus Investment Partners, L.P., (ii) 75,911 shares of common stock owned directly by Sidus Double Alpha Fund, L.P., (iii) 36,685 shares of common stock owned directly by Sidus Double Alpha, Ltd. and (iv) 12,669 shares of common stock held in a certain account managed by Sidus Investment Management, LLC.

(5)

Wipro, LLC owns 9,926 shares of Series A Convertible Preferred Stock, which shares are convertible into shares of the Company’s common stock at Wipro LLC’s election. Information relating to this stockholder is based on the stockholder’s Schedule 13D, filed with the SEC on February 9, 2018.

(6)

661,118 shares are held by William Blair & Company, L.L.C., in its capacity as investment adviser, to clients who have granted discretionary authority to dispose of or direct the disposition of the shares to William Blair & Company, L.L.C. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. One such client, Sarah Harte in her position as trustee of the Harte Management Trust, is known to have such right or power with respect to more than five percent of the common stock. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the SEC on April 10, 2020.

(7)

660,816 shares are held in the Harte Management Trust, over which Houston H. Harte, Carolyn Harte and Sarah Harte share voting and dispositive power. Information relating to this stockholder group is based on such group’s Schedules 13D/A filed with the SEC on March 29, 2019.

(8)

Includes 554,000 shares held by BLR Partners LP and 38,000 shares held by The Radoff Family Foundation. BLRPart, LP, as the general partner of BLR Partners LP may be deemed to be the beneficial owner of the 554,000 shares beneficially owned by BLR Partners LP. BLRGP Inc., as the general partner of BLRPart, LP, may be deemed the beneficial owner of the 554,000 shares beneficially owned by BLR Partners LP. Fondren Management, LP, as the investment manager of BLR Partners LP, may be deemed the beneficial owner of the 554,000 shares beneficially owned by BLR Partners LP. FMLP Inc., as the general partner of Fondren Management, LP, may be deemed the beneficial owner of the 554,000 shares beneficially owned by BLR Partners LP. For the purposes of the reporting requirements of the Exchange Act, Bradley L. Radoff, as the sole shareholder and sole director of BLRGP Inc. and FMLP Inc. and a director of The Radoff Family Foundation, may be deemed the beneficial owner of the (i) 554,000 shares of Common Stock beneficially owned by LR Partners and (ii) 38,000 shares of Common Stock beneficially owned by The Radoff Family Foundation. Information relating to this stockholder is based on the stockholder’s Schedule 13D/A, filed with the SEC on August 27, 2019.

(9)

Represents 796,500 shares held for the accounts of Westerly Partners, L.P., a Delaware limited partnership, and Westerly Partners QP, L.P., a Delaware limited partnership. Westerly Capital Management, LLC serves as investment manager and Westerly Holdings LLC serves as the general partner to Westerly Partners, L.P. and Westerly Partners QP, L.P. For the purposes of the reporting requirements of the Exchange Act, Westerly Holdings LLC may be deemed to beneficially own 796,000 shares of Common Stock. Information relating to this stockholder is based on Amendment No. 2 the stockholder’s Schedule 13G/A, filed with the SEC on January 8, 2020.

(10)

Represents shares held by investment advisory clients of Dimensional Fund Advisors LP (“Dimensional”) for whom Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries possess sole voting power over 262,560 such shares and sole investment power over all such shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reflected are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of no one such Fund exceeds 5% of the Company’s common stock. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the SEC on February 8, 2019.

(11)	This group includes Andrew B. Benett, Laurilee Kearnes, Andrew P. Harrison, Evan Behrens, David L. Copeland, Jack H. Griffin, Jr. Melvin L. Keating, Maureen E. O’Connell, Alfred V. Tobia, Jr.

EXECUTIVE COMPENSATION

Our Compensation Committee generally reviews our executive officers’ overall compensation packages on an annual basis or more frequently as it deems warranted. We provide our executives with an annual base salary as a fixed, stable form of compensation and an annual cash bonus opportunity to create additional performance incentives. We also from time to time grant our executives equity-based awards to provide an additional incentive to grow our business and further link their interests with those of our stockholders. We have also historically allowed our executive officers to elect to receive up to 30% of annual incentive plan (“AIP”) payments in the form of restricted stock vesting on the first anniversary of the grant, with executive officers receiving 125% of the value of the forgone cash bonus in shares of restricted stock.

As a “smaller reporting company” (as such term is defined under applicable securities laws), we are required to disclose the compensation for our principal executive officer and our two other most highly compensated executive officers serving as of the last day of the applicable fiscal year. In certain cases, disclosure may also be required for individuals who served as executive officers for a portion of the fiscal year but were not serving as executive officers at the end of the year. As a smaller reporting company, we are not required to include compensation discussions and analysis in this proxy statement.

For the fiscal year ended December 31, 2019, the named executive officers were:

•	Andrew B. Benett, our current Executive Chairman and Chief Executive Officer;
•	Timothy “Bant” Breen who served as our Chief Executive Officer for a portion of 2019;
•	Andrew P. Harrison, our current President who also served in the Office of the CEO and as the Company’s principal executive officer for a portion of 2019;
•	Jon C. Biro, our former Chief Financial Officer, former member of the Office of the CEO, and former principal executive officer;
•	Laurilee Kearnes, our current Chief Financial Officer and former Principal Accounting Officer and Vice President, Finance & Controller; and
•	Mark del Priore, our former Chief Financial Officer.

In connection with Ms. Puckett’s departure in late 2018, the Company created a temporary Office of the CEO to serve as a leadership group and share the duties of the Chief Executive Officer until a new Chief Executive Officer was appointed. Those appointed to the Office of the CEO included Company executives Jon Biro, (who served as the Company's principal executive officer in January 2019), and Andrew Harrison, as well as Board member Jack Griffin and former Board member Martin Reidy. The office of Chief Executive Officer was dissolved upon the appointment of Timothy “Bant” Breen as our Chief Executive Officer in January of 2019. Mr. Breen served as our Chief Executive Officer until May 10, 2019, when he stepped down as Chief Executive Officer and from his role on the Board. Mr. Harrison served as the Company’s principal executive officer following Mr. Breen’s departure until Andrew Benett’s appointment as Executive Chairman and Chief Executive Officer in November of 2019.

The table below sets forth the annual compensation for services rendered during fiscal 2019 and, to the extent applicable under SEC Rules, fiscal 2018.

Summary Compensation Table - Fiscal 2018-2019

						All Other
		Salary		Bonus	Stock Awards	Compensation	Total
Name and Principal Position	Fiscal Year	($)		($)	($)(1)	($)	($)
(a)	(b)	(c)		(d)	(e)	(i)	(j)
Andrew B. Benett, Executive Chairman and Chief Executive Officer	2019	57,692	(2)	—	427,500	—	427,498
Andrew P. Harrison, former Executive Vice President, Contact Centers & CHRO and former	2019	330,835		2,057	285,139	914	618,945
member of the Office of the CEO, current President	2018	301,700		—	—	2,306	304,006
Laurilee Kearnes, former Principal Accounting Officer and Vice President, Finance & Controller,	2019	235,096		52,169	136,843	-	424,108
Current Chief Financial Officer (3)	2018	203,098		1,200	—	184	204,482
Timothy “Bant” Breen, former President and Chief Executive Officer (4)	2019	137,385		88,718	379,000	197,326	802,429
John C. Biro, former Chief Financial Officer and Executive Vice President	2019	59,231		—	—	3,263	62,494
and former member of the Office of the CEO (5)	2018	350,000		150	—	—	350,150
Mark Del Priore, Former Chief Financial Officer (6)	2019	249,923		—	190,094	43,963	483,980

(1)

The amounts in columns (e) and (f) reflect the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K for the same period.  For performance-based stock units the fair value assumed such awards vested based on probable outcome of the performance conditions as of the grant date.

(2)

Includes $43,846 in base salary payments with respect to Mr. Benett’s services as Chief Executive Officer from November 18, 2019 to December 31, 2019 and $13,846 in Executive Chairman fees for the period from November 18, 2019 to December 31, 2019.

(3)

Ms. Kearnes was appointed as Principal Accounting Officer and Vice President, Finance & Controller on August 17, 2018. Her base salary amount for 2018 is pro-rated based on her service in such position. Ms. Kearnes was promoted to Chief Financial Officer on November 15, 2019.  Her base salary for 2019 is pro-rated based on her service in such position.  The amount disclosed in column (d) includes $2,169 in respect of her 2019 Phantom Stock vesting and a special bonus of $50,000 granted to Ms. Kearnes in 2019, $25,000 of which was paid on September 20, 2019 and $25,000 of which was paid on March 20, 2020 due to achievement of certain accounting performance measures.

(4)

Mr. Breen stepped down from all of his positions with the Company on May 8, 2019.  Column (d) includes a sign on bonus Mr. Breen received in connection with his appointment as Chief Executive Officer. Although the Board had authorized a grant of up to 236,594 restricted stock units, the column (e) reflects the value of 150,000, the number of units ultimately granted. In connection with his departure his equity awards were cancelled.

(5)	Mr. Biro stepped down as Chief Financial Officer on January 16, 2019 and his employment with the Company ended February 28, 2019.
(6)	Mr. Del Priore stepped down from his position with the Company on November 15, 2019. In connection with his departure his equity awards were cancelled.
(7)

For 2019, it is important to note that because Messrs. Breen and Del Priore forfeited the equity grants made in 2019, they will never realize value from those awards even though they are required to be included in the 2019 Summary Compensation Table. Adjusted for the forfeiture of the executives’ stock compensation, compensation for Messrs. Breen and Del Priore in the 2019 Summary Compensation Table would appear as follows:

		Salary	Bonus	Stock Awards	All Other Compensation	Adjusted Total Compensation	Total Reported Compensation	Difference	Difference
Name	Fiscal Year	($)	($)	($)	($)	($)	($)	($)	(%)
Timothy Bant Breen	2019	137,385	88,718	—	197,326	423,429	802,429	(379,000)	(47.23)
Mark Del Priore	2019	249,923	—	—	43,963	293,886	483,980	(190,094)	(39.28)

All Other Compensation

Name	Year	Insurance Premiums ($) (1)	Other ($)(2)	Total ($)
Andrew P. Harrison	2019	914	-	914
	2018	914	1,392	2,306
Laurilee Kearnes	2019	-	-	-
	2018	-	184	184
Timothy "Bant" Breen	2019	-	197,326	197,326
Mark Del Priore	2019	-	43,963	43,963
Jon Biro	2019	-	3,263	3,263

(1)

Reflects annual premium paid by Harte Hanks for life insurance policies obtained in connection with providing salary continuation benefits to each of the named executive officers. These perquisites include (i) participation (with a 12-month severance period) in the Company’s Executive Severance Policy as filed on January 30, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, and as may be amended by the Company from time to time (the “Executive Severance Policy”); (ii) the right to enter into the Company’s form of severance agreement, substantially in the form of the agreement filed on March 19, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “CIC Agreement”); (iii) eligibility for Company-paid salary continuation benefits consisting of ten annual payments of $50,000 each over the 10-year period following death while employed; (iv) eligibility for the Company’s bonus restricted stock program; (v) the right to enter into the Company’s standard indemnification agreement for Company officers; and (vi) other benefits generally available to the Company’s employees, such as medical, dental, and disability insurance and 401(k) matching payments.

(2)

Reflects severance and consulting amounts paid to the executive officers and the paid time off payout. Mr. Breen did not receive any severance payments.  Mr. Breen did receive six months of consulting payments in 2019.  Though under the severance policy Mr. Breen was eligible for 12 months of base salary, his separation agreement provides for him to receive 6 months of consulting payments.  Mr. Del Priore’s amount reflects the 2019 installment payments of the severance amount agreed to in connection with his separation agreement.  The remaining payments are made subject to his continued compliance with his restrictive covenant obligations. Though under the severance policy Mr. Del Priore was eligible for 12 months of base salary, his separation agreement provides for him to receive 3 months of base salary.

Stock Ownership Guidelines & Hedging Policies

The Committee believes that stock ownership requirements encourage officers to maintain a significant financial stake in our company, thus reinforcing the alignment of their interests with those of our stockholders. Consistent with this philosophy, we have stock ownership guidelines that require all officers to acquire and hold significant levels of our common stock. Under these guidelines (revised in February 2018), a corporate officer must reach the minimum required level of common stock ownership no later than five years from commencement of employment (and sooner in some cases). Officers promoted to a level with a higher minimum equity ownership level have three years to reach the higher level of ownership. The target ownership level (relative to base annual salary) is 500% for the CEO, 200% for executive vice presidents and senior vice presidents, and 100% for vice presidents.

The recent stock ownership of our executive officers is reflected in the section above entitled “Security Ownership of Management and Principal Stockholders.” For purposes of measuring compliance with these stock ownership guidelines, all common stock (including restricted stock units) owned by an executive officer is included. Compliance with the target ownership level is measured by the greater of (i) the aggregate of the consideration paid for qualifying shares (but for unvested awards, the grant date value), or (ii) the result of multiplying the number of qualifying shares by the average closing price of the Company’s Common Stock over the trailing 12 months. Neither options nor performance awards are included in the compliance calculation.

If an officer has not previously met the minimum equity ownership level, the officer must retain half of the “net shares” related to any option exercise or vesting of restricted stock or performance awards. “Net shares” means the number of shares remaining after the sale of shares to cover the exercise price of options and the sale of shares sufficient to pay taxes related to the exercise of options or vesting of restricted stock or performance awards. If an executive officer has previously met the applicable target ownership level, then so long as such officer maintains the number of shares needed for compliance at that time, the officer will be deemed to be in compliance notwithstanding any stock price fluctuations.

The ownership guidelines, and compliance by officers with the guidelines, are reviewed annually by the Committee. Any remedial action for failure to comply with the stock ownership guidelines is to be determined by the Committee on a case-by-case basis. While our executive officers are endeavoring to meet these ownership thresholds, none of our officers have met the holding requirements under the guidelines.

As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids officers from engaging in hedging activities with respect to our securities.

Clawback Policy

In February 2018, the Board adopted a clawback policy. This policy formalized the Company’s long-standing practice of including in award agreements (or other applicable documents which provide the terms of incentive compensation) a provision that makes such incentive compensation subject to forfeiture, reimbursement and/or recoupment in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. Under the clawback policy, incentive compensation includes the following (provided that such compensation is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure): annual bonuses/incentive plan awards and other short-and long-term cash incentives; stock options; stock appreciation rights; restricted stock awards and/or units; performance unit awards; and any other compensation designated as “Incentive compensation” by the Committee at the time such compensation is made, granted or awarded.

Equity Compensation Plan Information at Year-End 2019

The following table provides information as of December 31, 2019 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our 2013 Plan and 2005 Omnibus Incentive Plan (“2005 Plan”).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	762,916	57.48	18,060

(1)	Consisting of outstanding options, restricted stock units and stock-denominated performance units.
(2)	The weighted-average exercise price does not take into account any shares issuable upon vesting of outstanding restricted stock or performance restricted stock units, which have no exercise price.
(3)

Represents shares available under our 2013 Plan; shares available for issuance under our 2013 Plan may be issued pursuant to stock options, restricted stock, performance restricted stock units, common stock and other awards that may be established pursuant to the 2013 Plan. No new options or securities may be granted under the 2005 Plan.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held at the end of 2019 by our named executive officers. These equity awards were issued pursuant to the Amended and Restated Harte Hanks 2013 Omnibus Incentive Plan (the “2013 Plan”).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (2)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Andrew Benett	—	—		—	—	150,000	(3)	$537,000	—		—
Andrew Harrison	1,200	—		$119.0	2/5/2020	573	(5)	$2,050	37,617	(7)	$134,669
	400	—		$123.1	2/5/2021	2,817	(6)	$10,084	37,617	(7)	$134,669
	800	—		$99.1	2/5/2022				37,617	(7)	$134,669
	4,000	—		$72.5	9/18/2022
	4607	—		$82.3	4/15/2024
	570	—		$77.6	2/5/2025
	4,792	—		$76.8	4/15/2025
	6,338	6,338	(4)	$9.7	6/23/2027
Laurilee Kearnes	250	—		$119.0	2/5/2020	233	(5)	$831	26,316	(10)	$94,211
	200	—		$123.1	2/5/2021	1,040	(8)	$3,723
	300	—		$99.1	2/5/2022	13,158	(9)	$47,106
	400	—		$77.2	2/5/2023
	297	—		$82.3	4/15/2024
	854	—	(4)	$76.8	4/15/2025

(1)	Based upon the closing market price of our common stock as of December 31, 2019 ($3.58), as reported on the NYSE.
(2)

In 2017, 2018 and 2019, our Compensation Committee awarded our executives performance-based stock units which are payable, if earned, in shares of common stock or cash. The payout levels range from 0% to a maximum of 100% of the performance units granted.

(3)	These restricted stock units generally vest in three equal annual installments on the first three anniversaries of November 18, 2019.
(4)	These SARs vest in four equal annual installments on June 23 of 2018 through 2021.
(5)	This phantom stock vested on April 15, 2020.
(6)	These restricted stock units are scheduled to vest June 23, 2020.
(7)	Performance stock unit did not vest on January 16, 2020, based on stock performance condition.
(8)	Half of this phantom stock is scheduled to vest on each of June 23, 2019 and June 23, 2020.
(9)	These restricted stock units generally vest in three equal annual installments on the first three anniversaries of September 6, 2019.
(10)	These performance stock units generally vest if, following a period of at least one full year from September 6, 2019, certain share price targets are met.

Executive Employment and Severance Agreements

In 2019 we had the following types of severance arrangements with our named executive officers, each addressing or intended to address different employment and/or termination circumstances:

•	our executive severance policy (the “Executive Severance Policy”);
•	our “change in control” severance agreement (the “CIC Agreements”);
•	a promotion agreement with Mr. Harrison (the “Promotion Agreement”);
•	an offer letter with Mr. Breen, our former Chief Executive Officer (the “Former CEO Offer Letter”);
•	an offer letter with Mr. Del Priore, our former Chief Financial Officer (the “Former CFO Offer Letter”, together with the Former CEO Offer Letter and the Promotion Agreement, the “Minimum Guarantee Agreements”); and
•	a letter agreement with Mr. Benett, our Executive Chairman and Chief Executive Officer (the “CEO Agreement”).

Effective January 1, 2019, the Board determined that all severance agreements with executive officers, including each agreement made with individuals under the Executive Severance Policy, going forward would be as determined by the Board in its discretion.

Executive Severance Policy

In January 2015, we adopted an Executive Severance Policy applicable to corporate officers and certain other executive employees designated by the Compensation Committee. The Executive Severance Policy applies only for executives in circumstances when they do not have a specific agreement that determines their rights to severance, such as the CIC Agreements. In 2019 Mr. Breen, Mr. Harrison, Ms. Kearnes, and Mr. Del Priore were covered by the Executive Severance Policy. The Executive Severance Policy provides a participating executive whose employment is terminated without “cause,” (i) severance payments equal to such executive’s then-current base salary for the one-year severance period and (ii) subject to certain conditions, up to a year of contributions toward health care coverage. In exchange, executives are required to deliver a full release to the Company and adhere to non-competition and non-solicitation covenants. The Executive Severance Policy does not provide any acceleration of vesting for equity awards in the event of an executive’s termination. The Executive Severance Policy can be amended upon six months’ notice by the Compensation Committee, and it terminates immediately prior to a change of control of the Company.

CIC Agreements

The CIC Agreements are designed to allow us to attract and retain key talent by providing defined compensation in the event of a change in control. The payout levels and other terms of the CIC agreements are based on the Compensation Committee’s review of publicly available market data regarding severance agreements and prior iterations of these agreements. Mr. Harrison, Ms. Kearnes are parties to a CIC Agreement. The CIC Agreements provide that if, after a change in control, an executive (i) is terminated other than for “cause” (as defined in the agreement), death or disability or (ii) elects to terminate the executive's employment for “good reason,” then such executive is entitled to severance compensation and a cash payment sufficient to cover health insurance premiums for a period of 24 months. The amount of severance compensation is the sum of (A) the executive’s annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the executive’s target-level bonus or incentive compensation multiplied by 1.0 for Ms. Kearnes and 2.0 for Mr. Harrison. The foregoing severance multiples were reduced by 0.5 as a result of changes made in the form of CIC Agreement in 2015, but incumbent officers retained their earlier-awarded higher multiples. With respect to equity awards, the CIC Agreements provide that so long as such awards are assumed or replaced with equivalent awards by the acquirer, there will be no “single-trigger” acceleration.

Minimum Guarantee Agreements

The severance provisions of the Minimum Guarantee Agreements generally set the level of the applicable  executive’s severance pay period under the applicable severance arrangement (e.g., the Severance Policy or CIC Agreement).    The Former CEO Offer Letter provides for Mr. Breen’s severance pay period to be 12 months under the Executive Severance Policy.  The Promotion Agreement does not supersede any of Mr. Harrison’s other severance arrangements, but provides that if he is involuntarily terminated  (other than for “cause”) he will receive a minimum of 12 months of severance.  The Former CFO Offer Letter provides that if he is involuntarily terminated  (other than for “cause”) he will receive a minimum of 6 months of severance.

CEO Agreement

The CEO Agreement provides for the following severance payments and benefits upon a termination of Mr. Benett’s employment by the Company without “cause” or his resignation for “good reason” (each as defined in the CEO Agreement): (i) 18 months of continued base salary and (ii) 12 months of continued health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

Annual Incentive Plan

We provide an annual incentive opportunity for executive officers to drive company and, where appropriate, business line performance on a year-over-year basis. This annual short-term cash incentive opportunity provides an incentive for our executives to manage our businesses to achieve targeted financial results. Actual annual incentive compensation awards for our executive officers are determined based on achievement against the Compensation Committee’s previously established financial performance goals, as certified by the Compensation Committee, typically at its regular February meeting. Our 2019 AIP for executives was administered under the 2013 Plan. There was no payment made under this plan in 2019.

Equity Incentive Plan

From time to time, the Company grants equity incentive awards to our named executive officers and other selected employees. Such awards are granted under, and are subject to, the terms of the Company’s Amended and Restated 2013 Omnibus Incentive Plan, which amendment and restatement was approved by our stockholders at our last Annual Meeting. The 2013 Plan is administered by our Board of Directors, or a committee thereof. The administrator has authority to interpret the plan provisions and make all required determinations under the 2013 Plan (including making appropriate adjustments to reflect stock splits and similar events). Employees, directors and consultants of the Company and its subsidiaries are eligible for award grants under the 2013 Plan. Awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards may be granted under the plan.

Separation Agreements

As noted above, Mr. Breen’s employment with the Company ended effective May 8, 2019, following which he provided consulting services until November 10, 2019 in order to transition his role. In connection with his departure, the Company and Mr. Breen entered into a transition agreement, providing for Mr. Breen to receive a monthly fee of $31,666.67 during the consulting period. Additionally, the agreement contains a release, as well as a mutual non-disparagement provision, and ratifies the confidentiality, non-competition, and non-solicitation covenants in Mr. Breen’s restrictive covenant agreements with the Company, provided that certain of Mr. Breen’s post-termination non-competition obligations therein were reduced to 6 months.

In connection with his departure, Mr. Del Priore and the Company entered into a separation agreement that provides for him receive severance of seventy-one thousand two hundred and fifty dollars ($71,250), representing three months of his annual base salary, less applicable withholdings and deductions. Additionally, his separation agreement contains a release, as well as a non-disparagement provision, and ratifies the confidentiality and non-solicitation covenants in Mr. Del Priore's employment restrictions agreement with the Company, dated January 4, 2019.

DIRECTOR COMPENSATION

Director Compensation

Under our director compensation program in 2019, we provided compensation to our directors who are not employed by us or any of our subsidiaries (referred to herein as “non-employee directors”) as follows:

Annual Retainer	$60,000
Annual Equity Awards	Shares equal to $90,000
Annual Retainer for Independent Chairman	$50,000
Audit Committee Chair	$12,500
Compensation Committee Chair Retainer	$7,500
Governance Committee Chair Retainer	$5,500
Other	As applicable

Each independent director was able to elect, annually or in connection with such director’s appointment to the Board, to receive all or a portion of such director’s cash compensation otherwise payable for such director’s services in shares of the Company’s common stock. These shares of common stock are granted as soon as administratively practicable following the end of each of the Company’s fiscal quarters. The number of shares delivered is based on the market value of one share of the Company’s common stock on the NYSE as of the last day of the immediately preceding quarter, in accordance with the 2013 Plan.

In 2018, ordinary annual director compensation was reduced so that directors would receive a cash retainer of $40,000 and an equity retainer with a value of $70,000. In 2019, the annual cash retainer was increased to $60,000 and the annual equity retainer was increased to $90,000, to compensate the directors for their increased time and efforts. In December of 2019, the Board determined to maintain the annual retainers at 2019 levels.

                  In 2019, several directors received special fees in connection with increased responsibilities or appointment to new roles, as set forth in the notes to the director compensation table below.

Director Stock Ownership Guidelines & Hedging Policy

Under our Corporate Governance Principles and Stock Ownership Guidelines, non-employee directors are expected to hold five times the annual cash retainer amount (or $200,000) in company stock (an increase from three times the annual cash retainer amount, or $135,000, under prior compensation programs). Employee directors are likewise subject to the Stock Ownership Guidelines, but as applicable to their management level rather than directorship. Currently, each of our directors other than Messrs. Griffin, Keating and Ms. O’Connell is in compliance with this policy (Mr. Keating has through 2022 to come into compliance, and Mr. Reidy and Ms. O’Connell through 2023). As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids directors from engaging in hedging activities with respect to our securities.

2019 Director Compensation for Non-Employee Directors

The following table sets forth the total compensation paid to our non-employee directors for their service on our board of directors during fiscal 2019:

Name	Fees Earned or Paid in Cash($) (1)	Option Awards ($) (2)	Stock Awards ($) (3)	Total ($)
David L. Copeland	60,000	—	90,000	150,000
John H. Griffin Jr.	143,611	50,000	90,000	283,611
Melvin L. Keating	72,500	—	90,000	162,500
Maureen E. O’Connell	117,500	—	90,000	207,500
Alfred V. Tobia Jr.	115,500	—	90,000	205,500
Martin Reidy	35,000	—	—	35,000
Evan Behrens	60,000	—	90,000	150,000

(1)	This Column includes annual Board and committee retainers, including any retainers for which the director has elected to receive shares of common stock in lieu of cash. Amounts in this column also include $25,000 of monthly fees in the aggregate paid to Mr. Reidy in respect of his service in the Office of the CEO in January of 2019; a special one-time supplemental fee of $50,000 to Ms. O’Connell for her extraordinary efforts as Chair of the Compensation Committee in connection with the Company’s various leadership changes in 2019; and a $50,000 cash fee to Mr. Griffin in respect of his service as Vice Chairman, as well as $33,611 in fees for his service in the Office of CEO.
(2)

 This column reflects a grant of an option to purchase 31,906 shares of Company common stock granted to Mr. Griffin in consideration for his service as Vice Chairman that is scheduled to vest on July 30, 2020 and has an exercise price of $2.95.

(3)	Each of the independent directors was granted restricted stock units in 2019 with a grant date fair value of $90,000 (rounded down to the nearest whole share), computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2019 included in our Form 10-K for the same period. Restricted stock units granted in 2019 provide for vesting on the first anniversary of the date of grant.

PROPOSAL I

ELECTION OF DIRECTORS

Election of Directors

We currently have seven (7) directors serving on our Board. Upon the recommendation of our Nominating and Corporate Governance Committee the size of the Board will be decreased to six (6) Directors upon conclusion of the annual meeting and therefore only six (6) current directors are nominated for re-election. Mr. Keating will not stand for re-election as a result of the decrease in the size of the Board. The directors elected at the Annual Meeting will be elected to serve a term ending at our 2021 annual meeting of stockholders (and, in each case foregoing, until their successors are duly elected and qualified, or their earlier death, resignation or removal).

Directors will be elected with the affirmative vote of a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy (i.e., the number of votes “for” such director’s election constitutes more than the number of votes “withheld” with respect to such director’s election). Pursuant to our Bylaws, each nominee who is a current director has submitted an irrevocable resignation as a director, which resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.

The nominees for directors are (1) Andrew B. Benett, (2) David L. Copeland, (3) Maureen E. O’Connell, (4) Evan Behrens, (5) Jack Griffin, Jr., and (6) Alfred V. Tobia, Jr., each of whom is currently serving as a director. Each nominee has indicated his or her willingness to serve as a director if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his or her full term, the Board may reduce the size of the Board or designate a substitute to fill the vacancy.

Information with respect to the nominees is set forth in the section of this proxy statement entitled “Directors and Executive Officers.” Our Board believes each of the nominees possess the necessary experience, qualifications, attributes and skills to provide significant value to Harte Hanks.

The accompanying proxy card will not be voted for anyone other than the Board’s nominees or designated substitutes. The persons named in the accompanying proxy card will vote to elect the Board’s nominees unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote.

Board Recommendation on Proposal

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD.

The management proxy holders will vote all duly submitted proxies FOR election of all of our director nominees named on the enclosed proxy card unless duly instructed otherwise.

PROPOSAL II

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Say-on-Pay

Pursuant to the SEC proxy rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and related tables and disclosure (commonly referred to as “say-on-pay”). Our Board recognizes the interest our investors have in the compensation of our executives, and how our company manages compensation in light of business needs and market expectations. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the stockholders of Harte Hanks, Inc. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

We have adopted an executive compensation philosophy designed to provide strong alignment between executive pay and performance, and to focus executives on making decisions that enhance our stockholder value in both the short and long term. Executives are compensated in a manner consistent with our strategy, competitive practices, stockholder interest alignment, and the Compensation Committee’s view of evolving compensation governance standards. Stockholders are encouraged to read the compensation tables and the related narrative disclosure in this proxy statement. The Compensation Committee monitors our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a challenging and competitive environment. The Compensation Committee seeks to provide target compensation for executive officers at approximately the 50th percentile of our peer group (even though for some of our executives some or all elements are well below this target), and has designed our executive compensation and benefit programs to attract, motivate and retain a talented management team and to appropriately reward individual contributions to the achievement of our strategic goals.

The Board continues to seek to align our executive compensation levels with our financial and stock price performance. The Company’s continued use of performance-based compensation has had the intended effect of reducing compensation for executive officers when stockholders suffer: no annual incentive bonuses were paid in 2019 (and none were paid in the preceding four years). Likewise, the use of equity awards for a significant portion of executive officer compensation has subjected them to the same diminished value felt by stockholders.

The Board, like the Company’s executive officers, is challenged by the steep declines faced by the business. Nevertheless, the Company operates in an environment where there is competition for talent, and when executive officers take on additional responsibilities as they navigate a turn-around, providing meaningful compensation that serves to reward their efforts, if successful, is essential. The Compensation Committee believes the compensation for our executive officers is competitive and that our compensation practices have enabled Harte Hanks to attract and retain the executive talent needed for the challenging turn-around the Company is facing. The Compensation Committee also finds the named executive officers’ total compensation to be fair and reasonable for our circumstances, and consistent with the Company’s executive compensation philosophy.

Board Recommendation on Proposal

OUR Board unanimously recommends a vote FOR the approval (on a non-binding advisory basis) of our named executive officer compensation disclosed in this proxy statement pursuant to the resolution above.

The management proxy holders will vote all duly submitted proxies FOR the approval (on a non-binding advisory basis) of our named executive officer compensation disclosed in this proxy statement pursuant to the resolution above unless duly instructed otherwise.

PROPOSAL III

PROPOSAL TO APPROVE COMPANY’S 2020 EQUITY INCENTIVE PLAN

On April 17, 2020, the Compensation Committee recommended to the Board that it adopt Harte Hanks, Inc. 2020 Equity Incentive Plan (as amended, the “2020 Plan”).  On May 18, 2020, the Board approved and adopted the 2020 Plan, subject to the approval of our shareholders.

We currently have one active equity compensation plan, the 2013 Plan, which was approved by our shareholders on May 29, 2013 and later amended and restated with shareholder approval on August 16, 2018.  If the 2020 Plan is approved, 2,500,000 shares, plus any shares granted under the 2013 Plan that again become available for awards in accordance with the 2013 Plan, will be available for grant under the 2020 Plan.  In setting the number of proposed shares issuable under the 2020 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2020 Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2013 Plan.  Although no new awards may be granted under the 2013 Plan, if the 2020 Plan is approved, all previously granted awards under the 2013 Plan would continue to be governed by the terms of that plan.  In the event our shareholders do not approve the 2020 Plan, the 2020 Plan will not become effective.  The 2020 Plan, if approved, will expire in 2030.  While the number of additional shares is larger than past requests, the value of the additional shares remains consistent with that of our last request.  The number of shares approved in connection with the amendment and restatement of the 2013 Plan in 2018 had a value of $6.3 million as of June 15, 2018, the value of the shares under the proposed 2020 Plan is $5.9 million as of May 15, 2020.

Based on internal projections, if the 2020 Plan is not approved by our shareholders, we will not have a sufficient number of shares available for issuance under the 2013 Plan to satisfy our ongoing compensatory needs.  Although we are sensitive to the potential dilution concerns of our shareholders, we firmly believe that our ability to continue the Company’s improved performance depends on our ability to attract and retain high-performing talent.  We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and incentivize high-performing individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors.

As of May 15 , 2020, only 4,777 shares remained available for issuance under the 2013 Plan and there were 233,763 restricted stock units outstanding and a total of 69,529 stock options outstanding, with a weighted average exercise price of $3.42 and a weighted remaining term of 8.95 years. As of May 15, 2020, there were no performance-based stock units granted.

“Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that year. Over the past three years, our average annual dilution was 10.9%, 5.1% and 12.1% (for 2017, 2018 and 2019, respectively).

Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that year. It measures the potential dilutive effect of annual equity grants. Over the past three years, the burn rate was of 4.6%, 1.6% and 13.2% (for 2017, 2018 and 2019, respectively).

Our “overhang rate” measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the shares of common stock outstanding for that year. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. Over the past three years, the overhang rate was 18.2%, 14.8% and 12.4% (for 2017, 2018 and 2019, respectively). If the Plan is approved by the stockholders, our overhang rate would be 38.9%, based on the number of shares of common stock outstanding as of May 15, 2020. The Plan would also result in a 36.9% increase in the “adjusted common stock outstanding,” which is the sum of the total number of shares under all outstanding awards and authorized for future plan awards (i.e., the overhang amount), plus the total number of shares of common stock outstanding.

If the Plan is approved, we intend to utilize the shares authorized under the Plan to continue our practice of incentivizing key individuals through annual equity grants. Based on our current projections, we anticipate that the shares requested under the Plan will last for approximately 3 years.

Non-employee directors are currently eligible to participate in the 2013 Plan and, if the 2020 Plan is approved, will be eligible to participate in the 2020 Plan.  On  May 18, 2020, the Board approved a new non-employee director compensation policy that limits each non-employee director’s individual compensation to a maximum of $500,000 per calendar year (the “Non-Employee Director Compensation Policy”).  Pursuant to the policy, the Board has the authority to make decisions with respect to director compensation within the $500,000 limit; in other words, such compensation may consist of cash, equity or other amounts, but cannot in any event exceed $500,000 per non-employee director per calendar year.  In the event the Board wishes to approve or provide compensation that falls outside of the limit set forth in the Non-Employee Director Compensation Policy, the Board would be required to seek shareholder approval in order to do so.  Although the Board approved the limitation provided in the Non-Employee Director Compensation Policy, it did not increase the amount of compensation currently payable to the Company’s non-employee directors; rather, the $500,000 serves as a limit on the amount of compensation that can be paid to each non-employee director on an annual basis. The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities.

Your Board recommends that you vote FOR this item.  By voting “FOR” approval of the 2020 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Policy.

Reasons Why You Should Vote for Proposal IV

We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the 2020 Plan is critical to increasing the Company’s long-term value.  We believe that we would be at a significant disadvantage to our competitors if we could not use equity-based awards to recruit and compensate such individuals, based on the fact that equity-based awards are a prominent and common design feature of the compensation programs of many of our competitors.

The use of an equity component in our compensation program is also important to our continued success because we believe it aligns the interests of our employees and directors with those of the shareholders.  Further, we believe that it helps us maintain a pay-for-performance culture that is, and will continue to be, an important element of our overall compensation philosophy.  The 2020 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (v) performance awards, and (vi) other awards valued in whole or in part by reference to or otherwise based on our common stock (as defined in the 2020 Plan, “other stock-based awards”).  Each type of award is described below under “Types of Awards Under the 2020 Plan.”  Each of the awards will be evidenced by an award agreement setting forth the applicable terms and conditions.  The 2020 Plan also permits the granting of cash-based awards.

If the 2020 Plan is approved, 2,500,000 shares, plus any shares granted under the 2013 Plan that again become available for awards in accordance with the 2013 Plan, will be available for grant under the 2020 Plan.  In setting the number of proposed shares issuable under the 2020 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2020 Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2013 Plan. If the 2020 Plan is approved, no future awards will be granted under the 2013 Plan, but outstanding awards granted under the 2013 Plan will continue unaffected after the date on which our shareholders approve the 2020 Plan.  Based on the closing price of our common stock on May 15, 2020 of $2.36 per share, the aggregate market value as of May 15, 2020 of the 2,500,000 shares proposed to be issued under the 2020 Plan was $5.9 million.

Plan Highlights

Double-Trigger Vesting.  The 2020 Plan contains a “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company unless either  (i) an acquiror does not replace or substitute outstanding awards in accordance with the requirements of the 2020 Plan (in which case the outstanding awards would vest), or (ii) a participant who receives a  replacement or substitute award in connection with such change in control is involuntarily terminated within two years following the change in control.

Plan Administrator.  The Compensation Committee administers the 2020 Plan, and retains full discretion to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan.

Reasonable Plan Limits.  Subject to adjustment as described in the 2020 Plan, total awards under the 2020 Plan are limited to 2,500,000 shares of our common stock, plus any shares granted under the 2013 Plan that again become available for awards under the 2013 Plan.  These shares may be shares of original issuance or treasury shares or a combination of the foregoing.  The 2020 Plan also provides that, subject to adjustment as described in the 2020 Plan, no participant will be granted awards under the 2020 Plan for more than 500,000 shares of common stock during any one fiscal year and no more than 2,500,000 shares available for issuance under the 2020 Plan may be issued upon the exercise of ISOs.  Further, the 2020 Plan provides that non-employee director compensation cannot in any event exceed $500,000 per non-employee director per calendar year.

Shareholder Approval of Material Amendments.  The 2020 Plan requires us to seek shareholder approval for any material amendments to the 2020 Plan, such as materially increasing the number of shares available or increasing the limitation on non-employee director compensation described above.

Prohibition on the Repricing of Options and SARs.  The 2020 Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval (outside of certain corporate transactions or adjustment events described in the 2020 Plan)

.

No Transfers of Awards for Value.  The 2020 Plan requires that no awards granted under the 2020 Plan may be transferred for value, subject to exceptions for certain familial transfers.

No Liberal Recycling Provisions.  The 2020 Plan provides that only shares with respect to awards granted under the 2020 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the 2020 Plan.  The following shares will not be added back to the aggregate plan limit:  (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.

Minimum Vesting Requirements.  Other than with respect to up to 5% of the number of shares reserved for issuance under the 2020 Plan, awards granted under the 2020 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

No Discounted Stock Options or SARs.  The 2020 Plan requires that the exercise price for newly issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the 2020 Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards.  The 2020 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions.  Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.

Summary of the 2020 Plan

Set forth below is a summary of the principal features of the 2020 Plan.  This summary is qualified in its entirety by reference to the terms of the 2020 Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

The 2020 Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors, to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The 2020 Plan is designed to comply with the requirements of applicable federal and state securities laws, and, where applicable, the Code.

Shares Subject to the 2020 Plan

Subject to potential adjustment as described in the 2020 Plan, the Board has authorized the issuance of 2,500,000 shares of our common stock in connection with awards pursuant to the 2020 Plan, plus any shares granted under the 2013 Plan that again become available for awards under the 2013 Plan.  No more than 2,500,000 shares available for issuance under the 2020 Plan may be issued upon the exercise of ISOs.  The number of shares with respect to awards that may be granted under the 2020 Plan to any individual participant in any single fiscal year may not exceed 500,000 shares.  Further, the 2020 Plan provides that non-employee director compensation cannot in any event exceed $500,000 per non-employee director per calendar year.

Any shares of our common stock covered by an award granted under the 2020 Plan, which for any reason is cancelled, forfeited or expires or, in the case of an award other than a stock option or SAR, is settled in cash, will again be available for awards under the 2020 Plan.  However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will not again become available for grant.

Subject to the 2020 Plan’s share counting rules, common stock covered by awards granted under the 2020 Plan will not be counted as used unless and until the shares are actually issued or transferred.  However, common stock issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2020 Plan limits described above.  Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.  The various limits described above are subject to potential adjustment as described in the 2020 Plan.

Plan Administration

The 2020 Plan is administered by the Compensation Committee.  The Compensation Committee generally may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards.  The Compensation Committee’s determinations and interpretations under the 2020 Plan will be binding on all interested parties.  The Compensation Committee may delegate to a subcommittee or to officers' certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the 2020 Plan.

Eligibility

Awards may be made by the Compensation Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the boards of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently there are 2037 individuals whom we believe would be eligible to participate in the Plan subject to any necessary approvals by the Committee, consisting of 3 officers, 2000 employees, 1 consultant and 6 non-employee directors. While the 2020 Plan allows participation by all employees, historically the Company has generally limited participation to approximately 35 to 50 employees in any given year. Such awards may be issued in order to attract, motivate and retain high-quality employees, directors and consultants.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the 2020 Plan, repricing of underwater options and SARs is prohibited without shareholder approval under the 2020 Plan.

Types of Awards Under the 2020 Plan

Stock Options.  Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to “substitute awards” described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two.  Stock options granted under the 2020 Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement.  Payment in respect of the exercise of an option granted under the 2020 Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Compensation Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Compensation Committee and subject to such rules as may be established by the Compensation Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or (iv) in the discretion of the Compensation Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Compensation Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option.  No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights.  SARs granted under the 2020 Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Compensation Committee and specified in the applicable award agreement.  SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award.  A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to substitute awards described below) less than fair market value on the date of grant).  The Compensation Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares.  No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units.  Restricted stock and RSUs granted under the 2020 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may be forfeited to us, as may be determined by the Compensation Committee in its sole discretion.  Each RSU will have a value equal to the fair market value of a share of our common stock.  RSUs will be paid in cash, shares, other securities or other property, as determined by the Compensation Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement.  Dividends paid on any restricted stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the restricted stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional restricted stock or in additional RSUs, as determined by the Compensation Committee in its sole discretion.

Performance Awards.  Performance awards granted under the 2020 Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee will establish, and (iii) payable at such time and in such form as the Compensation Committee will determine.  Subject to the terms of the 2020 Plan and any applicable award agreement, the Compensation Committee will determine the performance criteria to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award.  Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Compensation Committee, on a deferred basis.  The Compensation Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Compensation Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards.  In addition to the foregoing types of awards, the Compensation Committee will have authority to grant to participants an “other stock-based award” (as defined in the 2020 Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Compensation Committee to be consistent with the purposes of the 2020 Plan; provided that any such rights must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 and applicable law.  Subject to the terms of the 2020 Plan and any applicable award agreement, the Compensation Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the 2020 Plan.

Dividend Equivalents.  In the sole discretion of the Compensation Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the 2020 Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis.  However, for awards with respect to which any applicable vesting condition has not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria

The performance criteria that may be used to establish performance goal(s) with respect to performance-based awards may include, but are not limited to, one or more of the following:  (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on shareholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per share; (xxx) return on investment; or (xxxi) total shareholder return, among other factors as may be determined by the Compensation Committee in its discretion.

Minimum Vesting Requirements

Other than with respect to up to 5% of the number of shares reserved for issuance under the 2020 Plan, awards granted under the 2020Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

Amendments

The Board may amend the 2020 Plan from time to time without further approval by our shareholders, except where (i) the amendment would materially increase the benefits accruing to participants under the 2020 Plan, (ii) the amendment would materially increase the number of securities which may be issued under the 2020 Plan, (iii) increase the limitation on non-employee director compensation established in the 2020 Plan, or (iv) shareholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the 2020 Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance.  In no event will any award granted under the 2020 Plan be transferred for value.  However, the Compensation Committee may permit the transferability of an award under the 2020 Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and 2020 Plan limits) under the 2020 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event.  In the event of any such transaction, the Compensation Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs.  However, such adjustment to the 2020 Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change in Control

Unless otherwise determined by the Compensation Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a “replacement award” (as defined in the 2020 Plan) is promised to a participant in connection with such change in control.  The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company within two years following such change in control.

Unless otherwise provided in the 2020 Plan or an award agreement, to the extent any 2020 Plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code.  Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a change in control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the 2020 Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the 2020 Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes.  Subject to such rules as the Compensation Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement).  In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Termination

No grant will be made under the 2020 Plan more than 10 years after the date on which the 2020 Plan was approved by the Board, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2020 Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof.  This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.  The following is not to be considered as tax advice to any persons who may be participants in the 2020 Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options.  In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss),  depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”).  However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.  If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 2020 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants.  The 2020 Plan and any grants made under the 2020 Plan will be administered in a manner consistent with this intent.  Any reference in the 2020 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2020 Plan by our shareholders.

New Plan Benefits

New Plan Benefits Table

The below table sets forth the awards to be received under the 2020 Plan, to the extent currently determinable. The awards listed are awards that have been made under the 2020 Plan to date, in each case, subject to shareholder approval. No awards other than those set forth below have been made, or are currently determinable, under the 2020 Plan.  Because all other awards to be granted in the future under the Plan are at the discretion of the Committee, it is not possible to determine any additional benefits or the amounts to be received (or that would have been received had the Plan been in effect for the last fiscal year) under the 2020 Plan by our directors, officers or employees.

Name & Position	Number of Units	Number of Options
Andrew B. Benett, Executive Chairman & Chief Executive Officer	—	—
Andrew P. Harrison, President	—	—
Laurilee Kearnes, Chief Financial Officer	65,000	—
Brian Linscott, Chief Operating Officer	—	—
Mark Del Priore, Former Chief Financial Officer	—	—
Timothy Bant Breen, Former Chief Executive Officer	—	—
Jon Biro, Former Chief Financial Officer	—	—
All current executive officers as a group	65,000	—
Non-Executive Director Group	227,311	—
All other employees as a group	280,500	—

PROPOSAL IV

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of Proposal

In accordance with its charter, the Audit Committee has selected Moody, Famiglietti & Andronico, LLP (“MFA”) as the Company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2020 and to render other services required of them. The Board is submitting the selection of MFA for ratification at the Annual Meeting. Representatives of MFA are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Selection of Independent Registered Public Accounting Firm

The submission of this matter for ratification by stockholders is not legally required. However, the Board and its Audit Committee believe that such submission provides an opportunity for stockholders to give direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of MFA, the Audit Committee will reconsider the selection of such firm as our independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace our independent registered public accounting firm. Ratification by the stockholders of the selection of MFA does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter, and the failure to gain such ratification does not limit the Audit Committee’s authority to retain MFA.

Board Recommendation on Proposal

OUR Board of Directors unanimously recommends a vote FOR the ratification of the selection of MFA as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2020.

The management proxy holders will vote all duly submitted proxies FOR the ratification of the selection of MFA as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2020 unless duly instructed otherwise.

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended December 31, 2019, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•

discussed with the independent registered public accounting firm auditing the Company’s financial statements, MFA, the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees; and

•

received the written disclosures and the letter from MFA as required by the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with MFA its independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 18, 2019, we identified two material weaknesses in our internal control over financial reporting. During the first two quarters of 2019, we engaged in the implementation of remedial measures designed to address these material weaknesses. In the third and fourth quarters of 2019, we completed the testing of the design and operating effectiveness of the new procedures and controls. As a result, our management concluded that, as of December 31, 2019, we had remediated the previously reported material weaknesses.

The foregoing report is respectfully submitted by the members of the Audit Committee at the time the Company’s consolidated financial statements for the year ended December 31, 2019 were approved.

Melvin L. Keating

Maureen E. O’Connell

Evan Behrens

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

Independent Auditor Fees and Services

Deloitte served as our independent accountant for the fiscal years ended December 31, 2018 and 2017 as well as for a portion of the fiscal year ended December 31, 2019. MFA served as our independent accountant upon the dismissal of Deloitte on April 12, 2019 through December 31, 2019.

. The following table sets forth the aggregate amount of various professional fees billed by our principal accountants:

	Years Ended
	December 31,
	2019	2018
Audit fees (1)	$375,000	$1,600,000
Audit Related Fees (2)	—	20,500
Tax Fees (relating to state, federal and international tax matters)	—	6,000
All Other Fees	—	4,040
Total audit and audit-related fees	$375,000	$1,630,540

(1)	Fees for the annual financial statement audit, quarterly financial statement reviews and audit of internal control over financial reporting.
(2)

Includes fees for assurance and related services other than those included in Audit Fees. Includes charges for statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2018 and 2019.

Audit Fees. Audit fees consist of aggregate fees for the annual financial statement audit, quarterly financial statement reviews and audit of internal control over financial reporting. All audit fees are approved by the Board.

Audit-Related Fees. Audit-related fees consist of aggregate fees for assurance and related services other than those included under “Audit Fees” above. Includes charges for statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2018 and 2019.

Tax Fees. Tax fees include fees for professional services for tax compliance, tax advice and tax planning, primarily, fees related to tax preparation services. All tax fees are approved by the Audit Committee.

All Other Fees: Other fee include fees for products and services other than the services reported above. All other fees are approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee Charter. The Audit Committee considers whether the audit and audit-related fee provisions disclosed above are compatible with maintaining Deloitte’s and MFA's independence and has so determined that the services provided by Deloitte and MFA are compatible with maintaining Deloitte’s independence. The Audit Committee pre-approved audit services provided to us by MFA in 2019 and those proposed to be provided by MFA in 2020.

OTHER BUSINESS

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth above. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2021 annual meeting of stockholders (the “2021 Meeting”) must be received by us at our principal executive offices on or before March 22, 2021 (assuming that the 2021 Meeting is held on July 22, 2021, the anniversary of the Annual Meeting). Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under our Bylaws, stockholder nominations for election of directors or stockholder proposals that are being submitted other than for inclusion in the proxy statement and form of proxy for our 2021 Meeting must be received at our principal executive offices no earlier than March 24, 2021 and no later than April 23, 2021 (assuming that the 2021 Meeting is held on July 22, 2021, the anniversary of the Annual Meeting). Such proposals when submitted must be in full compliance with applicable law and our Bylaws. Any stockholder proposals not received by such applicable dates will be considered untimely.

ALL STOCKHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHICH WILL BE MAILED TO YOU ON OR ABOUT JUNE 16, 2020.

IMPORTANT

Your vote at the Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

Appendix A

HARTE HANKS, INC.
2020 EQUITY INCENTIVE PLAN

Section 1.     Purpose. The purposes of this Harte Hanks, Inc. 2020 Equity Incentive Plan (as may be amended from time to time, the “Plan”) are to promote the interests of Harte Hanks, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2.     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a)     the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b)     individuals who, as of immediately prior to the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director on or after the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)     consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement with respect to, or the action of the Board providing for, such transaction; or

(d)     approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan.

“Company” shall mean Harte Hanks, Inc. together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Dividend Equivalent” shall mean a dividend equivalent right granted with respect to a Share underlying an Award granted under the Plan.

“Effective Date” shall have the definition as set forth in Section 18(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Existing Plan” shall mean the Amended and Restated Harte Hanks 2013 Omnibus Incentive Plan.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee may select from time to time for purposes of establishing the performance goal(s) for a performance period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria will be based on objectives determined by the Committee, and may include one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic or operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per Share; (xxx) return on investment; (xxxi) total shareholder return.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $1.00 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3.     Administration.

(a)     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Criteria and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)     The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” within the meaning of Rule 16b-3 shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d)     No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e)     The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4.     Shares Available for Awards.

(a)     Shares Available.

(i)     Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 2,500,000 Shares, plus (B) any Shares granted under the Existing Plan that again become available for Awards under the Existing Plan in accordance with the terms and conditions of the Existing Plan, plus (C) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii). Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 2,500,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards may be granted to any single Participant in respect of any fiscal year shall be 500,000 Shares. The maximum amount of compensation that may be paid to any single non-employee member of the Board in any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $500,000 (the “Director Compensation Limit”).

(ii)     Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited, terminated or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall not again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b)     Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c)     Substitute Awards.

(i)     Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii)     In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii)     Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d)     Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.     Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.     Stock Options.

(a)     Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)     Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)     Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)     Payment.

(i)     No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)     Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.     Stock Appreciation Rights.

(a)     Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)     Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8.     Restricted Stock and Restricted Stock Units.

(a)     Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b)     Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c)     Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or Dividend Equivalents paid on any Restricted Stock Units shall be withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

Section 9.     Performance Awards.

(a)     Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of the applicable Performance Criteria during such performance periods as the Committee may establish, and (iii) payable at such time and in such form as the Committee determines.

(b)     Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c)     Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period, as set forth in the applicable Award Agreement.

Section 10.     Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11.     Certain Restrictions on Vesting of Awards. Notwithstanding any provision contained in the Plan to the contrary and except with respect to a maximum of 5 % of the Shares available for Awards under the Plan as of the Effective Date, Awards granted pursuant to Sections 6, 7, 8, 9 and 10 of the Plan which vest on the basis of the Participant’s employment with or provision of services to the Company shall be subject to a minimum vesting period of one-year from the date of grant.

Section 12.     Amendment and Termination.

(a)     Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would increase the Director Compensation Limit or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)     Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c)     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)     Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights. This Section 12(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 13.     Change in Control.

Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, (i) the vesting of any Award that is a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change in Control; and (ii) in the event of a Change in Control, the following acceleration, exercisability and valuation provisions will apply:

(a)     Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable performance goals or Performance Criteria deemed to have been achieved at target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 13(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 13(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”).

(b)     An award meets the conditions of this Section 13(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c)     Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(d)     Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 14.     Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15.     Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

Section 16.     General Provisions.

(a)     Nontransferability.

(i)     Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)     No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii)     Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.

(b)     Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or an Award granted pursuant to Sections 8, 9 or 10 hereof, may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividends or Dividend Equivalents may be paid on any Award until the underlying Award vests.

(c)     No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d)     Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)     Withholding.

(i)     A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)     Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f)     Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i)     No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)     Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(k)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)     Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o)     Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p)     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 17.     Compliance with Section 409A of the Code.

(a)     To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)     Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)     If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d)     Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18.     Term of the Plan.

(a)     Effective Date. The Plan shall be effective as of the date of its approval by the Board (the “Effective Date”). No awards will be made under the Existing Plan following shareholder approval of the Plan, except that outstanding awards granted under the Existing Plan shall continue unaffected from and after the Effective Date.

(b)     Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

HARTE HANKS, INC.
ATTN: GENERAL COUNSEL
2800 WELLS BRANCH PARKWAY
AUSTIN, TEXAS 78728

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on July 21, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HHS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on July 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18377-P41823

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARTE HANKS, INC.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
E	E	E

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Andrew B. Benett
02) David L. Copeland
03) Maureen E. O'Connell
04) Evan Behrens
05) Jack Griffin, Jr.
06) Alfred V. Tobia, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2.	To consider and vote upon the approval (on a non-binding advisory basis) of the compensation of our named executive officers.	E	E	E
3.	To consider and vote upon the approval of the Harte Hanks, Inc. 2020 Equity Incentive Plan.	E	E	E
4.	To consider and vote upon the ratification of the selection of Moody, Famiglietti & Andronico, LLP as Harte Hanks' independent registered public accounting firm of the fiscal year ending December 31, 2020.	E	E	E

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Form 10-K are available at www.proxyvote.com

D18378-P41823V

HARTE HANKS, INC.
Annual Meeting of Stockholders
July 22, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Benett, Laurilee Kearnes and Robert Wyman, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HARTE HANKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, EDT on July 22, 2020, via a live webcast at http://www.virtualshareholdermeeting.com/HHS2020, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side